2024 Third Quarter October 15, 2024

2 Highlights Revenue • 6.5% organic revenue growth and +2.1% from net acquisitions/dispositions in Q3 2024 • Led by Advertising & Media (+9.4%), Experiential (+35.3%), and Public Relations (+4.3%) Income • 7.0% growth in Operating Income, and 7.9% growth in Adjusted EBITA in Q3 2024 with a 16.0% margin(i) • 4.8% growth in diluted EPS to $1.95, and 5.7% growth in Non-GAAP adjusted diluted EPS to $2.03 in Q3 2024(i) Business update • Won Amazon's media business in the Americas, and extended our VW media relationship • Chosen by Kenvue and Grupo Bimbo for content production • Announced Omnicom Advertising Group (OAG) to strengthen depth of services and enhance collaboration across the group • Acquired LeapPoint to boost OPMG's content supply chain solutions Capital allocation • FCF up 4.0% YTD • $362.4 million in share repurchases YTD • $416.0 million in dividends paid YTD • 40.6% Return on Equity and 20.2% Return on Invested Capital for the 12 months ended September 30, 2024 (i) See Non-GAAP reconciliations on pages 18 - 21.

3 Third Quarter Year to Date 2024 2023 2024 2023 Revenue $ 3,882.6 $ 3,578.1 $ 11,366.9 $ 10,631.3 Operating Expenses (a) 3,282.5 3,017.3 9,777.6 9,173.3 Operating Income 600.1 560.8 1,589.3 1,458.0 Net Interest Expense 40.4 38.3 108.9 85.0 Income Tax Expense(b) 150.2 136.1 389.9 360.7 Income from Equity Method Investments 0.4 1.9 4.6 3.1 Net Income Attributed to Noncontrolling Interests 24.0 16.4 62.5 49.7 Net Income - Omnicom Group Inc.(a)(b) $ 385.9 $ 371.9 $ 1,032.6 $ 965.7 Diluted Shares 198.2 199.9 198.9 202.0 Net Income per Share - Diluted(a)(b) $ 1.95 $ 1.86 $ 5.19 $ 4.78 Non-GAAP Adjusted Net Income per Share - Diluted(a)(b)(5) $ 2.03 $ 1.92 $ 5.65 $ 5.39 Dividends Declared Per Common Share $ 0.70 $ 0.70 $ 2.10 $ 2.10 Income Statement Summary In millions except per share amounts. See Notes on page 13 and non-GAAP reconciliations on pages 18 - 21.

4 Revenue Change Third Quarter Year to Date $ % ∆ $ % ∆ Prior Period Revenue $ 3,578.1 $ 10,631.3 Foreign exchange rate impact(1) (1.2) (0.1) % (41.3) (0.4) % Acquisition revenue, net of disposition revenue(2) 74.4 2.1% 220.4 2.1 % Organic growth(3) 231.3 6.5% 556.5 5.2 % Current Period Revenue $ 3,882.6 8.5% $ 11,366.9 6.9 % In millions. See Definitions (1) through (3) on page 13.

5 Revenue by Discipline Third Quarter Year to Date Revenue % of Rev % Growth % Organic Growth(3) Revenue % of Rev % Growth % Organic Growth(3) Advertising & Media $ 2,083.7 53.7% 9.1% 9.4 % Advertising & Media $ 6,037.3 53.1% 7.9% 8.1 % Precision Marketing 461.0 11.9% 20.1% 0.8 % Precision Marketing 1,338.0 11.8% 20.2% 2.1 % Public Relations 414.4 10.6% 5.6% 4.3 % Public Relations 1,222.9 10.8% 5.3% 1.4 % Healthcare 338.7 8.7% (0.9) % (1.1) % Healthcare 1,015.4 8.8% 0.6% 1.0 % Branding & Retail Commerce 199.0 5.1% (6.0) % (5.4) % Branding & Retail Commerce 598.5 5.3% (5.3) % (4.3) % Experiential 177.0 4.6% 32.8% 35.3 % Experiential 523.0 4.6% 17.4% 20.2 % Execution & Support 208.8 5.4% 1.3% 0.3 % Execution & Support 631.8 5.6% (6.1) % (1.2) % Total $ 3,882.6 100.0% 8.5% 6.5 % Total $ 11,366.9 100.0% 6.9% 5.2 % In millions. See Definition (3) on page 13.

6 Third Quarter Revenue % of Rev % Growth % Organic Growth(3) United States $ 2,039.7 52.5% 9.1% 6.5 % Other North America 114.3 2.9% (0.1) % 1.5 % United Kingdom 424.9 11.0% 4.4% (0.2) % Euro Markets & Other Europe 655.9 16.9% 7.6% 6.8 % Asia Pacific 484.8 12.5% 13.5% 10.9 % Latin America 99.7 2.6% 0.3% 8.7 % Middle East & Africa 63.3 1.6% 22.7% 24.8 % Total $ 3,882.6 100.0% 8.5% 6.5 % Revenue by Region Year to Date Revenue % of Rev % Growth % Organic Growth(3) United States $ 5,999.0 52.8% 8.4% 5.7 % Other North America 344.3 3.0% (3.6) % (2.1) % United Kingdom 1,251.7 11.0% 7.6% 3.2 % Euro Markets & Other Europe 1,936.8 17.1% 4.7% 5.0 % Asia Pacific 1,324.0 11.6% 4.2% 4.6 % Latin America 302.6 2.7% 17.3% 17.8 % Middle East & Africa 208.5 1.8% 4.7% 7.2 % Total $ 11,366.9 100.0% 6.9% 5.2 % In millions. See Definition (3) on page 13.

7 Third Quarter Year to Date 2024 2023 2024 2023 Pharma & Health 16% 16% 16% 16% Food and Beverage 15% 15% 15% 15% Auto 12% 12% 11% 12% Consumer Products 10% 8% 10% 8% Technology 8% 8% 8% 8% Financial Services 7% 8% 7% 8% Travel & Entertainment 7% 7% 7% 7% Retail 6% 6% 6% 6% Telecommunications 4% 4% 3% 4% Government 4% 4% 4% 4% Services 3% 2% 3% 2% Oil, Gas & Utilities 2% 2% 2% 2% Not-for-Profit 1% 1% 1% 1% Education 1% 1% 1% 1% Other 4% 6% 6% 6% Total 100% 100% 100% 100% Revenue by Industry Sector Note: Prior year period amounts conform to the current period presentation.

8 Operating Expense Detail Third Quarter Year to Date 2024 % of Rev 2023 % of Rev 2024 % of Rev 2023 % of Rev Revenue $ 3,882.6 $ 3,578.1 $ 11,366.9 $ 10,631.3 Operating expenses: Salary and related costs 1,846.9 47.6% 1,756.7 49.1% 5,531.1 48.7% 5,306.7 49.9 % Third-party service costs(c) 784.5 20.2% 678.8 19.0% 2,293.8 20.2% 2,033.9 19.1 % Third-party incidental costs(d) 164.6 4.2% 151.0 4.2% 463.8 4.1% 406.6 3.8 % Total salary and service costs 2,796.0 2,586.5 8,288.7 7,747.2 Occupancy and other costs 325.6 8.4% 288.6 8.1% 953.9 8.4% 877.9 8.3 % Real estate and other repositioning costs(a) — — % — — % 57.8 0.5% 191.5 1.8 % Gain on disposition of subsidiary(a) — — % — — % — — % (78.8) (0.7) % Cost of services 3,121.6 2,875.1 9,300.4 8,737.8 Selling, general and administrative expenses 99.5 2.6% 89.8 2.5% 295.8 2.6% 278.1 2.6 % Depreciation and amortization 61.4 1.6% 52.4 1.5% 181.4 1.6% 157.4 1.5 % Total operating expenses 3,282.5 84.5% 3,017.3 84.3% 9,777.6 86.0% 9,173.3 86.3 % Operating Income(a) $ 600.1 $ 560.8 $ 1,589.3 $ 1,458.0 In millions. See Notes on page 13.

Income Statement Summary - Non-GAAP Adjusted

	Third Quarter				Year to Date					
	Reported 2024	Non-GAAP Adj. 2024	Reported 2023	Non-GAAP Adj. 2023	Reported 2024	Non-GAAP Adjs.	Non-GAAP Adj. 2024	Reported 2023	Non-GAAP Adjs.	Non-GAAP Adj. 2023
Revenue	**$3,882.6**	**$3,882.6**	$3,578.1	$3,578.1	**$ 11,366.9**	**$ —**	**$11,366.9**	$10,631.3	$ —	$10,631.3
Operating Expenses:										
Operating Expenses[(a)]	**3,282.5**	**3,282.5**	3,017.3	3,017.3	**9,777.6**	**(57.8)**	**9,719.8**	9,173.3	(112.7)	9,060.6
Operating Income[(a)]	**600.1**	**600.1**	560.8	560.8	**1,589.3**	**57.8**	**1,647.1**	1,458.0	112.7	1,570.7
Operating Income Margin %	***15.5 %***	***15.5 %***	*15.7 %*	*15.7 %*	***14.0 %***		***14.5 %***	*13.7 %*		*14.8 %*
Net Interest Expense	**40.4**		38.3		**108.9**			85.0		
Income Tax Expense[(b)]	**150.2**		136.1		**389.9**			360.7		
Income Tax Rate	**26.8 %**		26.0 %		**26.3 %**			26.3 %		
Income from Equity Method Investments	**0.4**		1.9		**4.6**			3.1		
Net Income Attributed to Noncontrolling Interests	**24.0**		16.4		**62.5**			49.7		
Net Income - Omnicom Group Inc.[(a)(b)]	**$ 385.9**		$ 371.9		**$ 1,032.6**			$ 965.7		
Net Income per Share - Diluted[(a)(b)]	**$ 1.95**		$ 1.86		**$ 5.19**			$ 4.78		
Non-GAAP Measures:										
EBITA[(5)]	**$ 622.3**	**$ 622.3**	$ 576.5	$ 576.5	**$ 1,654.5**	**$57.8**	**$ 1,712.3**	$ 1,503.2	$112.7	$ 1,615.9
EBITA Margin %	***16.0 %***	***16.0 %***	*16.1 %*	*16.1 %*	***14.6 %***		***15.1 %***	*14.1 %*		*15.2 %*
Reported Net Income per Share - Diluted[(a)(b)]	**$ 1.95**		$ 1.86		**$ 5.19**			$ 4.78		
After-tax amortization per diluted share[(5)]		**$ 0.08**		$ 0.06			**$ 0.24**			$ 0.17
Real estate and other repositioning costs per diluted share[(a)(b)]		**$ —**		$ —			**$ 0.22**			$ 0.72
Gain on disposition of subsidiary per diluted share[(a)(b)]		**$ —**		$ —			**$ —**			$ (0.28)
Non-GAAP Adjusted Net Income per Share - Diluted[(5)]		**$ 2.03**		$ 1.92			**$ 5.65**			$ 5.39

In millions except per share amounts. See Notes on page 13 and Non-GAAP reconciliations on pages 18 - 21.

Omnicom 9

10 Cash Flow Performance Nine Months Ended September 30, 2024 2023 Free Cash Flow(4) $ 1,402.1 $ 1,348.1 Primary Uses of Cash: Dividends paid to Common Shareholders 416.0 424.0 Dividends paid to Noncontrolling Interest Shareholders 64.0 47.0 Capital Expenditures 93.6 64.2 Acquisition payments, including payment of contingent purchase price obligations, and acquisition of additional noncontrolling interests 953.4 202.4 Stock Repurchases, net of Proceeds from Stock Plans 358.5 529.8 Primary Uses of Cash(4) 1,885.5 1,267.4 Net Free Cash Flow(4) $ (483.4) $ 80.7 In millions. See Definition (4) on page 13 and Non-GAAP reconciliations on pages 18 - 21.

11 Credit & Liquidity $ Millions Twelve Months Ended September 30, 2024 2023 EBITDA(5) $ 2,471.1 $ 2,312.7 Total Debt / EBITDA 2.8 x 2.4 x Net Debt(6) / EBITDA 1.4 x 1.2 x Debt Bank Loans (Due Less Than 1 Year) $ 16.9 $ 14.5 USD-denominated Senior Notes 4,750.0 4,150.0 EUR-denominated Senior Notes 1,785.9 1,056.6 GBP-denominated Senior Notes 434.7 396.6 Other (40.5) (31.1) Total Debt $ 6,947.0 $ 5,586.6 Cash and Equivalents 3,533.9 2,769.6 Short Term Investments — — Net Debt(6) $ 3,413.1 $ 2,817.0 In millions. See Definitions (5) and (6) on page 13 and Non-GAAP reconciliations on pages 18 - 21.

12 Historical Returns Return on Invested Capital (ROIC)(7) Return on Equity(8) Twelve months ended September 30, 2024 20.2 % Twelve months ended September 30, 2024 40.6 % Twelve months ended September 30, 2023 22.6 % Twelve months ended September 30, 2023 46.7 % In millions. See Definitions (7) and (8) on page 13.

13 Notes (a) For the nine months ended September 30, 2024, operating expenses included $57.8 million ($42.9 million after-tax) of repositioning costs, primarily related to severance, which reduced diluted net income per share- Omnicom Group Inc. by $0.22. There were no repositioning costs for the three months ended September 30, 2024. For the nine months ended September 30, 2023, operating expenses included real estate operating lease impairment charges, severance, and other exit costs of $191.5 million ($145.5 million after-tax) related to repositioning actions we took in the first and second quarters of 2023 to reduce our real estate requirements, rebalance our workforce, and consolidate operations in certain markets. In addition, in the second quarter of 2023, we recorded a gain of $78.8 million ($55.9 million after tax) on disposition of certain of our research businesses in the Execution & Support discipline. There was no impact to operating expenses for the three months ended September 30, 2023 from these actions. The net impact of these actions reduced diluted net income per share- Omnicom Group Inc. by $0.44. (b) Income tax for the nine months ended September 30, 2024 and 2023 included impacts related to real estate and other repositioning actions and gain on disposition of subsidiary. (c) Third-party service costs include third-party supplier costs when we act as principal in providing services to our clients. (d) Third-party incidental costs primarily consist of client-related travel and incidental out-of-pocket costs, which we bill back to the client directly at our cost and which we are required to include in revenue. (e) Constant Dollar ("C$") expense is calculated by translating the current period’s local currency expense using the prior period average exchange rates to derive current period C$ expense. The foreign exchange rate impact is the difference between the current period expense in U.S. Dollars and the current period C$ expense. Financial Definitions (1) Foreign exchange rate impact: calculated by translating the current period’s local currency revenue using the prior period average exchange rates to derive current period constant currency revenue. The foreign exchange rate impact is the difference between the current period revenue in U.S. Dollars and the current period constant currency revenue. (2) Acquisition revenue, net of disposition revenue: Acquisition revenue is calculated as if the acquisition occurred twelve months prior to the acquisition date by aggregating the comparable prior period revenue of acquisitions through the acquisition date. As a result, acquisition revenue excludes the positive or negative difference between our current period revenue subsequent to the acquisition date, and the comparable prior period revenue and the positive or negative growth after the acquisition date is attributed to organic growth. Disposition revenue is calculated as if the disposition occurred twelve months prior to the disposition date by aggregating the comparable prior period revenue of disposals through such date. The acquisition revenue and disposition revenue amounts are netted in the presentation on page 4. (3) Organic growth: calculated by subtracting the foreign exchange rate impact, and the acquisition revenue, net of disposition revenue components from total revenue growth. (4) See page 18 for the reconciliation of non-GAAP financial measures, which reconciles Free Cash Flow to the Net Cash Used in Operating Activities and Net Free Cash Flow to the Net Increase (Decrease) in Cash and Cash Equivalents for the periods presented on page 10. The Free Cash Flow, Primary Uses of Cash and Net Free Cash Flow amounts presented on page 10 are non-GAAP liquidity measures. See page 22 for the definition of Net Free Cash Flow. (5) EBITA, EBITDA, and Non-GAAP Adjusted Net Income per share - Diluted are non-GAAP performance measures. Beginning with the first quarter of 2024, EBITA is defined as operating income before amortization of acquired intangible assets and internally developed strategic platform assets. As a result, we reclassified the prior year periods to be consistent with the revised definition, which reduced EBITA from previously reported amounts. Non-GAAP Adjusted Net Income per share - Diluted reflects the after-tax effects of amortization of acquired intangible assets and internally developed strategic platform assets. We use EBITA and EBITA margin as additional operating performance measures, which exclude the non-cash amortization expense of acquired intangible assets and internally developed strategic platform assets and allows for comparability of the periods presented. See page 22 for the definition of these measures and pages 19 and 20 for the reconciliation of Non-GAAP financial measures. (6) Net Debt is a non-GAAP liquidity measure. See page 22 for the definition of this measure, which is reconciled in the table on page 11. (7) Return on Invested Capital is After Tax Reported Operating Income (a non-GAAP performance measure – see page 22 for the definition of this measure and page 18 for the reconciliation of non-GAAP financial measures) divided by the average of Invested Capital at the beginning and the end of the period (book value of all long-term liabilities, including those related to operating leases, short-term interest bearing debt, the short-term liability related to operating leases plus shareholders’ equity less cash, cash equivalents, short-term investments, and operating lease right of use assets). (8) Return on Equity is Reported Net Income for the given period divided by the average of shareholders’ equity at the beginning and end of the period. (9) The Free Cash Flow amounts presented on page 16 are non-GAAP liquidity measures. See page 22 for the definition of this measure and page 18 for the reconciliation of the non-GAAP financial measures, which reconciles Free Cash Flow to the Net Cash Used in Operating Activities for the periods presented on page 16.

14 Appendix

15 Acquisition - LeapPoint "LeapPoint’s outstanding depth of expertise across the Adobe Content Supply Chain, and Workfront specifically, makes them a vital strategic addition for Omnicom. LeapPoint is an expert in delivering the process optimization, workflow automation and technology integrations critical to the implementation of a modern marketing operating model. This acquisition not only strengthens our existing content supply chain capabilities, but also further positions OPMG as a leader in the digital transformation space." – Luke Taylor CEO, Omnicom Precision Marketing Group • Closed end of September 2024 • Digital advisory firm helps enterprises improve the orchestration and performance of their marketing lifecycle • Key strategic addition for OPMG's content supply chain creating leading end-to-end solution • Streamlines and automates workflows, breaks down operational silos, and drives team collaboration to deliver personalized customer experiences at speed and scale • Diverse client base across Healthcare, Retail, Financials, TMT

16 Free Cash Flow Nine Months Ended September 30, 2024 2023 Net Income $ 1,095.1 $ 1,015.4 Depreciation and Amortization of Intangible Assets 181.4 157.4 Share-Based Compensation 69.1 63.6 Real estate and other repositioning costs 57.8 191.5 Gain on disposition of subsidiary — (78.8) Other Items to Reconcile to Net Cash Used in Operating Activities, net (1.3) (1.0) Free Cash Flow(9) $ 1,402.1 $ 1,348.1 In millions. See Definition (9) on page 13 and non-GAAP reconciliations on pages 18 - 21.

17 Operating Expense Detail - Constant $ Third Quarter Year to Date 2024 2024 C$(e) 2023 2024 2024 C$(e) 2023 Operating expenses: Salary and related costs $ 1,846.9 $ 1,845.3 $ 1,756.7 $ 5,531.1 $ 5,542.4 $ 5,306.7 Third-party service costs(c) 784.5 785.1 678.8 2,293.8 2,308.9 2,033.9 Third-party incidental costs(d) 164.6 165.2 151.0 463.8 467.8 406.6 Total salary and service costs 2,796.0 2,795.6 2,586.5 8,288.7 8,319.1 7,747.2 Occupancy and other costs 325.6 325.7 288.6 953.9 956.8 877.9 Real estate and other repositioning costs(a) — — — 57.8 57.8 191.5 Gain on disposition of subsidiary(a) — — — — — (78.8) Cost of services 3,121.6 3,121.3 2,875.1 9,300.4 9,333.7 8,737.8 Selling, general and administrative expenses 99.5 99.6 89.8 295.8 296.6 278.1 Depreciation and amortization 61.4 61.4 52.4 181.4 181.4 157.4 Total operating expenses(a) $ 3,282.5 $ 3,282.3 $ 3,017.3 $ 9,777.6 $ 9,811.7 $ 9,173.3 In millions. See Notes on page 13.

18 Non-GAAP Reconciliations Nine Months Ended September 30, 2024 2023 Net Cash Used in Operating Activities $ (191.5) $ (379.1) Operating Activities items excluded from Free Cash Flow: Changes in Operating Capital (1,593.6) (1,727.2) Free Cash Flow $ 1,402.1 $ 1,348.1 Net Increase (Decrease) in Cash and Cash Equivalents $ (898.1) $ (1,512.2) Cash Flow items excluded from Net Free Cash Flow: Changes in Operating Capital (1,593.6) (1,727.2) Proceeds from borrowings 1,236.0 — Other investing, net 1.2 192.6 Changes in Short-term Debt, net 7.0 (4.6) Other financing, net (58.6) (46.5) Effect of foreign exchange rate changes on cash and cash equivalents (6.7) (68.0) Net Free Cash Flow $ (483.4) $ 80.7 Twelve Months Ended September 30, 2024 2023 Reported Operating Income $ 2,236.0 $ 2,100.7 Effective Tax Rate for the applicable period 26.4% 26.3 % Income Taxes on Reported Operating Income 590.3 552.5 After Tax Reported Operating Income $ 1,645.7 $ 1,548.2 In millions

Non-GAAP Reconciliations

	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023	Twelve Months Ended September 30, 2024	Twelve Months Ended September 30, 2023
Net Income - Omnicom Group Inc.[(a)(b)]	$ 385.9	$ 371.9	$ 1,032.6	$ 965.7	$ 1,458.3	$ 1,395.5
Net Income Attributed to Noncontrolling Interests	24.0	16.4	62.5	49.7	94.6	75.8
Income From Equity Method Investments	0.4	1.9	4.6	3.1	6.7	5.7
Income Tax Expense	150.2	136.1	389.9	360.7	554.1	524.2
Income Before Income Taxes and Income From Equity Method Investments	559.7	522.5	1,480.4	1,373.0	2,100.3	1,989.8
Net Interest Expense	40.4	38.3	108.9	85.0	135.7	110.9
Operating Income[(a)(b)]	600.1	560.8	1,589.3	1,458.0	2,236.0	2,100.7
Amortization of acquired intangible assets and internally developed strategic platform assets[(5)]	22.2	15.7	65.2	45.2	81.8	59.9
EBITA	622.3	576.5	1,654.5	1,503.2	2,317.8	2,160.6
Amortization of other purchased and internally developed software	4.3	4.6	13.4	13.7	18.2	19.0
Depreciation	34.9	32.1	102.8	98.5	135.1	133.1
EBITDA	$ 661.5	$ 613.2	$ 1,770.7	$ 1,615.4	$ 2,471.1	$ 2,312.7
EBITA	$ 622.3	$ 576.5	$ 1,654.5	$ 1,503.2		
Real estate and other repositioning costs[(a)]	—	—	57.8	191.5		
Gain on disposition of subsidiary[(a)]	—	—	—	(78.8)		
EBITA - Adjusted	$ 622.3	$ 576.5	$ 1,712.3	$ 1,615.9		
Revenue	$ 3,882.6	$ 3,578.1	$ 11,366.9	$ 10,631.3		
EBITA	$ 622.3	$ 576.5	$ 1,654.5	$ 1,503.2		
EBITA Margin %	16.0 %	16.1 %	14.6 %	14.1 %		
EBITA - Adjusted	$ 622.3	$ 576.5	$ 1,712.3	$ 1,615.9		
EBITA Margin % - Adjusted	16.0 %	16.1 %	15.1 %	15.2 %		

In millions

The above table reconciles the GAAP financial measure of Net Income – Omnicom Group Inc. to the non-GAAP financial measures of EBITDA, EBITA, and EBITA - Adjusted for the periods presented.

See page 22 for definition of non-GAAP financial measures.

Omnicom 19

20 Non-GAAP Reconciliations In millions The above table reconciles the GAAP financial measure of Operating Income to adjusted Non-GAAP financial measure of Non-GAAP Operating Income - Adjusted for the periods presented. Management believes excluding the real estate and other repositioning costs and the gain on the disposition of subsidiary provides investors with a better picture of the performance of the business during the periods presented. Third Quarter Year to Date 2024 2023 2024 2023 Net Income - Omnicom Group Inc.- Reported $ 385.9 $ 371.9 $ 1,032.6 $ 965.7 Net Income Attributed To Noncontrolling Interests 24.0 16.4 62.5 49.7 Income From Equity Method Investments 0.4 1.9 4.6 3.1 Income Tax Expense 150.2 136.1 389.9 360.7 Income Before Income Taxes and Income From Equity Method Investments 559.7 522.5 1,480.4 1,373.0 Net Interest Expense 40.4 38.3 108.9 85.0 Operating Income - Reported 600.1 560.8 1,589.3 1,458.0 Real estate and other repositioning costs — — 57.8 191.5 Gain on disposition of subsidiary — — — (78.8) Non-GAAP Operating Income - Adjusted $ 600.1 $ 560.8 $ 1,647.1 $ 1,570.7

21 Third Quarter Year to Date 2024 2023 2024 2023 Net Income - Omnicom Group Inc. - Reported $ 385.9 $ 371.9 $ 1,032.6 $ 965.7 Impact on Net Income related to: Real estate and other repositioning costs — — 42.9 145.5 Gain on disposition of subsidiary — — — (55.9) Amortization of acquired intangible assets and internally developed strategic platform assets (after-tax) 16.4 11.6 48.2 33.4 Non-GAAP Net Income - Omnicom Group Inc. - Adjusted $ 402.3 $ 383.5 $ 1,123.7 $ 1,088.7 Diluted Shares 198.2 199.9 198.9 202.0 Reported Net Income per Share - Diluted $ 1.95 $ 1.86 $ 5.19 $ 4.78 Real estate and other repositioning costs - after-tax $ — $ — $ 0.22 $ 0.72 Gain on disposition of subsidiary - after-tax $ — $ — $ — $ (0.28) Amortization of acquired intangible assets and internally developed strategic platform assets (after-tax) $ 0.08 $ 0.06 $ 0.24 $ 0.17 Non-GAAP Adjusted Net Income per Share - Omnicom Group Inc. $ 2.03 $ 1.92 $ 5.65 $ 5.39 Non-GAAP Reconciliations In millions The above table reconciles the GAAP financial measure of Net Income-Omnicom Group Inc. to Non-GAAP Net Income-Omnicom Group Inc.-Adjusted for the periods presented. Management believes these non-GAAP measures are useful for investors to evaluate the comparability of the performance of our business year to year.

22 Disclosures The preceding materials have been prepared for use in the October 15, 2024 conference call on Omnicom’s results of operations for the three and nine months ended September 30, 2024. The call will be archived on the Internet at http:// investor.omnicomgroup.com Forward-Looking Statements Certain statements in this document contain forward-looking statements, including statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, the Company or its representatives have made, or may make, forward-looking statements, orally or in writing. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial position, or otherwise, based on current beliefs of the Company’s management as well as assumptions made by, and information currently available to, the Company’s management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “should,” “would,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include: adverse economic conditions, including those caused by geopolitical events, international hostilities, acts of terrorism, public health crises, high and sustained inflation in countries that comprise our major markets, high interest rates, and labor and supply chain issues affecting the distribution of our clients’ products; international, national, or local economic conditions that could adversely affect the Company or its clients; losses on media purchases and production costs incurred on behalf of clients; reductions in client spending, a slowdown in client payments, and a deterioration or disruption in the credit markets; the ability to attract new clients and retain existing clients in the manner anticipated; changes in client advertising, marketing, and corporate communications requirements; failure to manage potential conflicts of interest between or among clients; unanticipated changes related to competitive factors in the advertising, marketing, and corporate communications industries; unanticipated changes to, or the ability to hire and retain key personnel; currency exchange rate fluctuations; reliance on information technology systems and risks related to cybersecurity incidents; effective management of the risks, challenges and efficiencies presented by utilizing Artificial Intelligence (AI) technologies and related partnerships in our business; changes in legislation or governmental regulations affecting the Company or its clients; risks associated with assumptions the Company makes in connection with its acquisitions, critical accounting estimates and legal proceedings; the Company’s international operations, which are subject to the risks of currency repatriation restrictions, social or political conditions, and an evolving regulatory environment in high-growth markets and developing countries; and risks related to our environmental, social, and governance goals and initiatives, including impacts from regulators and other stakeholders, and the impact of factors outside of our control on such goals and initiatives. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect the Company’s business, including those described in Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023 and in other documents filed from time to time with the Securities and Exchange Commission. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements. Non-GAAP Financial Measures We present financial measures determined in accordance with generally accepted accounting principles in the United States (“GAAP”) and adjustments to the GAAP presentation (“Non-GAAP”), which we believe are meaningful for understanding our performance. We believe these measures are useful in evaluating the impact of certain items on operating performance and allow for comparability between reporting periods. EBITA is defined as earnings before interest, taxes, and amortization of acquired intangible assets and internally developed strategic platform assets, and EBITA margin is defined as EBITA divided by revenue. We use EBITA and EBITA margin as additional operating performance measures, which exclude the non-cash amortization expense of acquired intangible assets and internally developed strategic platform assets. We also use Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITA, Adjusted EBITA Margin, Adjusted Income Tax Expense, Adjusted Net Income – Omnicom Group Inc. and Adjusted Net Income per diluted share – Omnicom Group Inc. as additional operating performance measures. Free Cash Flow is defined as net income plus depreciation, amortization, share based compensation expense plus/(less) other items to reconcile to net cash (used in) provided by operating activities. We believe Free Cash Flow is a useful measure of liquidity to evaluate our ability to generate excess cash from our operations. Primary Uses of Cash is defined as dividends to common shareholders, dividends paid to non-controlling interest shareholders, capital expenditures, cash paid on acquisitions, payments for additional interest in controlled subsidiaries and stock repurchases, net of the proceeds from our stock plans, and excludes changes in operating capital and other investing and financing activities, including commercial paper issuances and redemptions used to fund working capital changes. We believe this liquidity measure is useful in identifying the significant uses of our cash. Net Free Cash Flow is defined as Free Cash Flow less the Primary Uses of Cash. Net Free Cash Flow is one of the metrics used by us to assess our sources and uses of cash and was derived from our consolidated statements of cash flows. We believe that this liquidity measure is meaningful for understanding our primary sources and primary uses of that cash flow. EBITDA is defined as earnings before interest, taxes, depreciation and amortization of intangible assets. Net Debt is defined as total debt less cash, cash equivalents and short-term investments. We believe net debt, together with the comparable GAAP measures, reflects one of the liquidity metrics used by us to assess our cash management. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies. Other Information All dollar amounts are in millions except for per share figures. The information contained in this document has not been audited, although some data has been derived from Omnicom’s historical financial statements, including its audited financial statements. In addition, industry, operational, and other non-financial data contained in this document have been derived from sources that we believe to be reliable, but we have not independently verified such information, and we do not, nor does any other person, assume responsibility for the accuracy or completeness of that information. Certain amounts in prior periods have been reclassified to conform to our current presentation. The inclusion of information in this presentation does not mean that such information is material or that disclosure of such information is required.